                                                                   EXHIBIT 10.14

                             TAX INDEMNITY AGREEMENT

      THIS TAX INDEMNITY AGREEMENT (this "AGREEMENT"), dated November 29, 2004, is entered into by and among Focus Media Holding Limited, an international business company organized under the laws of the British Virgin Islands (the "COMPANY"), GS Focus Holding Limited, an exempted company organized and existing under the laws of the Cayman Islands (the "LEAD INVESTOR"), 3i Group plc, a company organized and existing under the laws of England (the "CO-INVESTOR Lead"), and each of the parties listed on Schedule A hereto (together with the Lead Investor and the Co-Investor Lead, the "INVESTORS").

                                    RECITALS

      WHEREAS the Company and the Investors are parties to a Share Purchase Agreement, dated November 9, 2004 (the "SHARE PURCHASE AGREEMENT");

      WHEREAS it is a condition precedent under the Share Purchase Agreement that the Company enter into this Agreement; and

      WHEREAS the Company seeks to induce the Investors to consummate their investment in the Company as contemplated in the Share Purchase Agreement, and to such ends, seek to satisfy the conditions precedent to such investment by entering into this Agreement;

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

      1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the following meanings:

            "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

            "ACQUISITION PRICE" means, with respect to each Indemnity Share, US$102.78 per share, subject to adjustment as provided below.

            (a) In connection with the occurrence of an Earnout Event, (i) the Acquisition Price for each Indemnity Share issued and outstanding prior to the Earnout Event shall be adjusted by multiplying such Acquisition Price by the Earnout Dilution Factor and (ii) the Acquisition Price for each Series C Share issued by the Company to any Investor in connection with the Earnout Event shall equal US$102.78 muliplied by the Earnout Dilution Factor.

                                                             Indemnity Agreement

            (b) In the case of any new Indemnity Share issued upon the conversion or exchange of any other Indemnity Share, the Acquisition Price for such new Indemnity Share shall be the Acquisition Price of the Indemnity Share so converted or exchanged, apportioned pro rata across all Indemnity Shares issued in such conversion or exchange according to the Fair Value thereof.

            "APPLICABLE LAW" means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

            "CLOSING" has the meaning ascribed thereto in the Share Purchase Agreement.

            "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Government Entity.

            "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

            "EARNOUT AGREEMENT" means that certain Earnout Agreement, of even date herewith, among the Company, the Investors and certain Affiliates of the Company.

            "EARNOUT DILUTION FACTOR" means with respect to an Earnout Event, a fraction, the numerator of which shall equal the total Indemnity Shares issued and outstanding immediately prior to such Earnout Event (determined on an as-converted basis) and the denominator of which shall equal the total Indemnity Shares issued and outstanding immediately following such Earnout Agreement (on an as-converted basis).

            "EARNOUT EVENT" means the issuance of any Series C Shares to the Investors under the Earnout Agreement.

            "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

            "EQUITY SECURITIES" shall mean any Ordinary Shares or Ordinary Share Equivalents.

                                                         Tax Indemnity Agreement

            "FAIR VALUE" means, with respect to any security, property, assets, business or entity, the fair market value thereof as determined in accordance with the following procedure:

            (i) Fair Value shall be initially determined in good faith by the Board of Directors and communicated in writing to Holders representing a majority in voting power of the Indemnity Shares held by all Holders.

            (ii) If Holders representing a majority in voting power of the Indemnity Shares held by all Holders do not agree with the Fair Value initially determined by the Board of Directors, such holders may require that the Fair Value be determined by an appraiser of recognized international standing and reputation, or if the Company and such holders are not able to agree on the appointment of such an appraiser, the Company and such holders shall each designate an appraiser of recognized international standing and reputation, which appraisers will in turn appoint a third such appraiser which shall determine the Fair Value.

            (iii) Any appraiser duly designated to make the determination of
                  Fair Value shall deliver its determination in writing to the Company and to each of the Holders, and such determination shall be conclusive and binding on the Company and the Holders. The fees and expense of such appraiser shall be borne by the Company.

            (iv) The Fair Value of any equity interest in a Person shall be determined without regard to the fact that such equity interest may constitute a minority ownership interest in a closely held corporation.

      Whenever Fair Value must be determined pursuant to these provisions, the Company shall be responsible for promptly initiating the procedures for making such determination. If the procedures contemplated in connection with obtaining such determination have not been fully complied with, then any such determination of Fair Value for any purpose shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures.

            "GOVERNMENT ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

            "GROUP COMPANY" means any Person that is not a natural person and that is Controlled by the Company.

            "HOLDERS" means the Investors, together with the permitted transferees and assigns of any Holder's rights hereunder.

            "HONG KONG" means the Hong Kong Special Administrative Region.

            "INDEMNIFIABLE LOSS" means, with respect to any Indemnified Party at any given date, any diminution in the Fair Value of any Indemnity Share held thereby below the Acquisition Price of such share and any other action, cost, damage,

                                                         Tax Indemnity Agreement
      disbursement, expense, Liability, loss, deficiency, obligation, penalty or settlement of any kind or nature suffered by such Indemnified Party other than by way of diminution in value. Notwithstanding anything to the contrary provided in the preceding sentence, "Indemnifiable Loss" shall include, but shall not be limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnified Party, (ii) any Taxes that may be payable by such Indemnified Party by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification and (iii) any further diminution in the Fair Value of Indemnity Shares resulting from any indemnity payment made by the Company pursuant to this Agreement.

            "INDEMNITY SHARE" means (i) any Series C Shares acquired by the Investors pursuant to the Share Purchase Agreement or the Earnout Agreement, (ii) Ordinary Shares issuable or issued upon conversion of the Series C Shares, and (iii) any Equity Securities of the Company issued as (or issuable upon the conversion, exchange or exercise of any Ordinary Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii).

            "IPO" means a firm-commitment underwritten initial public offering of the Company's Ordinary Shares.

            "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

            "ORDINARY SHARES" shall mean the Ordinary Shares, par value US$0.01 per share, of the Company.

            "ORDINARY SHARE EQUIVALENTS" shall mean warrants, options and rights exercisable for Ordinary Shares and instruments convertible or exchangeable for Ordinary Shares.

            "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

            "PRC" means the People's Republic of China, but solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

            "QUALIFIED EXCHANGE" means the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange, the Main Market of the London Stock Exchange and the Mainboard of the Singapore Exchange.

            "SERIES C QPO" means an IPO by the Company on a Qualified Exchange (or such other exchange as shall be approved in writing by the holders of a majority in

                                                         Tax Indemnity Agreement
      voting power of the outstanding Series C Shares) of Ordinary Shares representing at least 25% of the fully-diluted share capital of the Company immediately following the offering, at a price per share that values the Company at no less than US$335,000,000 immediately prior to the offering.

            "SERIES C SHARES" means the Series C-1 Shares and the Series C-2 Shares.

            "SERIES C-1 SHARES" means Series C-1 Preferred Shares, par value US$0.01 per share, of the Company.

            "SERIES C-2 SHARES" means Series C-2 Preferred Shares, par value US$0.01 per share, of the Company.

            "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

            "TAX RETURN" means any tax return, declaration, reports, estimates, claim for refund, claim for extension, information returns, or statements relating to Taxes, including any schedule or attachment thereto.

      1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (v) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement, and (vi) any formula that purports to calculate the excess of one value over another shall be deemed to yield a value equal to zero if there is no excess.

SECTION 2 INDEMNITY

      2.1 Indemnity. The Company hereby agrees to indemnify and hold harmless each Holder (an "INDEMNIFIED PARTY"), from and against any and all Indemnifiable Losses suffered by such Indemnified Party, directly or indirectly, as a result of, or based upon or arising from any failure by the Company or any Group Company prior to December 31, 2004 (i) to timely pay any Tax due and payable thereby (or subject to withholding and remittance thereby), (ii) to timely file any Tax Return, (iii) to comply with any Applicable Law relating to Taxes, or
(iv) to pay or fund any social welfare benefits that the Company or such Group Company may be, or may have been, required by Applicable Law to pay or fund to or on behalf of any of the prior or continuing employees thereof (each, an "INDEMNIFIABLE EVENT").

                                                         Tax Indemnity Agreement

      2.2 Procedures.

            (a) Each Indemnified Party shall be entitled to select its own counsel in defense of any action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (each, a "CLAIM") that may cause Indemnifiable Losses to such Indemnified Party. The Company shall advance all reasonable expenses, including attorneys' fees and all other related costs, expenses and obligations incurred in connection with investigating or defending against a Claim (collectively, the "DEFENSE EXPENSES"). Defense Expenses shall be paid by the Company to the Indemnified Party as they are incurred but in any event no later than fifteen
(15) days after a written request and supporting documentation are supplied by such Indemnified Party to the Company.

            (b) If a Claim is asserted by any third party against an Indemnified Party, such Indemnified Party may request the Company to defend the Claim on behalf of the Indemnified Party by a written notice. If the Company fails to defend the Indemnified Party upon such request, a recovery against the Indemnified Party shall be conclusive in its favor against the Company, provided, however, that, if the Company has not received reasonable notice of the Claim or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Company.

            (c) All payments to be made by the Company to an Indemnified Party hereunder shall be made in immediately available funds to a bank account designated by such Indemnified Party. All payments to be made to the Indemnified Party shall be made in U.S. Dollars. The Company covenants and agrees that (i) it has full authority and resources to make any payment hereunder to or for the account of the Company or any Holder in U.S. Dollars if so required; and (ii) it shall make all payments hereunder irrespective of and without deduction for, any counterclaim, defense, recoupment, or set-off; and (iii) any payment or indemnity hereunder shall include an amount necessary to hold the recipient of such payment or indemnity harmless on an after-Tax basis from all Taxes required to be paid with respect to such payment or indemnity, taking into account any Tax.

SECTION 3 REPRESENTATIONS AND WARRANTIES

      The Company represents, warrants and covenants to each Investor that:

            (a) It is duly organized and validly existing under the laws of the jurisdiction of its formation and has the corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations under this Agreement.

            (b) Any corporate action necessary on the part of the Company and its officers, directors and shareholders has been taken for the authorization, execution, and delivery by it of this Agreement and the performance of its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with the terms hereof, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

                                                         Tax Indemnity Agreement

            (c) The execution, delivery, and performance by the Company of this Agreement requires no Consent of any third party and (i) will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any Applicable Law, or any material contract or obligation to which it is a party or by which it is bound, or (ii) accelerate or constitute an event entitling the holder of any indebtedness of the Company to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any Encumbrance upon any of the properties or assets of the Company.

            (d) No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any agreement, undertaking or instrument to which the Company is a party or by which the Company may be bound (including, inter alia this Agreement) has occurred, or as a result of this Agreement, or the performance hereof, will occur.

            (e) No litigation, arbitration or administrative proceedings are at present current or pending, or to the knowledge of the Company, threatened, which would have a material adverse effect upon the ability of the Company to fulfill its obligations hereunder.

SECTION 4 MISCELLANEOUS

      4.1 Termination. This Agreement shall terminate immediately prior to the consummation of a Series C QPO.

      4.2 Binding Effect; Assignment. This Agreement shall be binding upon and shall be enforceable by each party, its successors and permitted assigns. Each Holder shall have the right to assign all or part of its rights under this Agreement to any of its Affiliates to the extent the Holder transfers any Equity Securities thereto. Except as provided in the preceding sentence, no party may assign any of its rights or obligations hereunder without the prior written approval of the other party.

      4.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereunder.

      4.4 Dispute Resolution.

            (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

            (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

                                                         Tax Indemnity Agreement

            (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

            (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 4.4, including the provisions concerning the appointment of arbitrator, the provisions of this Section 4.4 shall prevail.

            (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

            (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

            (g) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law.

            (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

            (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

      4.5 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties only.

      4.6 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties.

      4.7 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal

                                                         Tax Indemnity Agreement
receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

      4.8 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request to give effect to the terms and intent of this Agreement.

      4.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

      4.10 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      4.11 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

      4.12 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      4.13 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

         [The remainder of this page has been left intentionally blank.]

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                                        9

      IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

                                    FOCUS MEDIA HOLDING LIMITED

                                    By: /s/ Jiang Nanchun
                                        -----------------------------------
                                        Name: Jiang Nanchun [CHINESE CHARACTERS]
                                        Capacity: CEO

                                    Address for notice:

                                    28th Floor, Zhao Feng World Trade Building,
                                    No. 369 Jiangsu Road,
                                    Shanghai, China
                                    Attn: Jiang Nanchun [CHINESE CHARACTERS]
                                    Tel: 86-21-32124661
                                    Fax: 86-21-52400228

                                                         Tax Indemnity Agreement

                                         GS FOCUS HOLDING LIMITED

                                         By: /s/ David Chou
                                             ------------------------------
                                             Name: David Chou
                                             Capacity: Authorized Signatory

                                         Address for notice:
                                         68/F Cheung Kong Center
                                         2 Queen's Road Central
                                         Hong Kong
                                         Attn: David Chou
                                         Tel: 852-2978-1151
                                         Fax: 852-2978-0440

                                                       Clawback Rights Agreement

                                         3I group plc

                                         By: /s/ Cheng Sim Tan
                                             -----------------------------
                                             Name: Cheng Sim Tan
                                             Capacity: Authorized Signatory

                                         Address for notice:
                                         Suite 1903, 19/F
                                         Two International Finance Centre
                                         8 Finance Street
                                         Central, Hong Kong
                                         Attn: Cheng Sim Tan
                                         Tel: 852-2901-8188
                                         Fax: 852-2537-7886

                                         with a copy to:
                                         3i Investments plc
                                         80 Raffles Place
                                         #33-20 UOB Plaza 2
                                         Singapore 048624
                                         Attn: Cheng Sim Tan
                                         Tel: 65-6438-3131
                                         Fax: 65-6536-2429

                                                       Clawback Rights Agreement

                                      3I ASIA pacific technology lp

                                      Acting by its manager, 3i Investment plc

                                      By: /s/ Cheng Sim Tan
                                          --------------------------------
                                          Name: Cheng Sim Tan
                                          Capacity: Authorized Signatory

                                      Address for notice:
                                      Suite 1903, 19/F
                                      Two International Finance Centre
                                      8 Finance Street
                                      Central, Hong Kong
                                      Attn: Cheng Sim Tan
                                      Tel: 852-2901-8188
                                      Fax: 852-2537-7886

                                      with a copy to:
                                      3i Investments plc
                                      80 Raffles Place
                                      #33-20 UOB Plaza 2
                                      Singapore 048624
                                      Attn: Cheng Sim Tan
                                      Tel: 65-6438-3131
                                      Fax: 65-6536-2429

                                                       Clawback Rights Agreement

                                       3I ASIA pacific 2004-06 lp

                                       Acting by its manager, 3i Investment plc

                                       By: /s/ Cheng Sim Tan
                                           -------------------------------
                                           Name: Cheng Sim Tan
                                           Capacity: Authorized Signatory

                                       Address for notice:
                                       Suite 1903, 19/F
                                       Two International Finance Centre
                                       8 Finance Street
                                       Central, Hong Kong
                                       Attn: Cheng Sim Tan
                                       Tel: 852-2901-8188
                                       Fax: 852-2537-7886

                                       with a copy to:
                                       3i Investments plc
                                       80 Raffles Place
                                       #33-20 UOB Plaza 2
                                       Singapore 048624
                                       Attn: Cheng Sim Tan
                                       Tel: 65-6438-3131
                                       Fax: 65-6536-2429

                                                       Clawback Rights Agreement

                                    KTB/UCI CHINA VENTURES LIMITED

                                    By: /s/ Wei Yu
                                        ---------------------------------
                                        Name: Wei Yu [CHINESE CHARACTERS]
                                        Capacity: CEO

                                    Address for notice:
                                    28th Floor, Zhao Feng World Trade Building,
                                    No. 369 Jiangsu Road,
                                    Shanghai, China
                                    Attn: Wei Yu [CHINESE CHARACTERS]
                                    Tel: 86-21-32124668
                                    Fax: 86-21-52400958

                                                       Clawback Rights Agreement

                                         Max Wealth Enterprises Limited

                                         By: /s/ Nei Shen
                                             ---------------------------------
                                             Name: Nei Shen [CHINESE CHARACTERS]
                                             Capacity: Director

                                         Address for notice:
                                         8A, No. 2 Conduit Road, Mid Levels,
                                         Hong Kong
                                         Attn: Neil Shen [CHINESE CHARACTERS]
                                         Tel: 852-2169-0911
                                         Fax: 852-2169-0920

                                                       Clawback Rights Agreement

                             SCHEDULE A - INVESTORS

1. 3i Asia Pacific Technology LP, a limited partnership duly organized and existing under the laws of England

2. 3i Asia Pacific 2004-06 LP, a limited partnership duly organized and existing under the laws of England

3. KTB/UCI China Ventures I Limited, an international business company organized and existing under the laws of the British Virgin Islands

4. Max Wealth Enterprises Limited, an international business company organized and exiting under the laws of the British Virgin Islands

                                                         Tax Indemnity Agreement
                                                                      SCHEDULE A
                                       1